UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On February 8, 2013, Higher One, Inc., a subsidiary of Higher One Holdings, Inc. ("Higher One"), and Cole Taylor Bank, an Illinois chartered bank and Federal Reserve Member ("Cole Taylor") agreed to a mutual termination of the Deposit Processing Services Agreement (the "Agreement") between the parties that was entered into on March 29, 2012.  The termination will be effective August 30, 2013.

Under the Agreement, Cole Taylor provides Federal Deposit Insurance Corporation-insured depository services for a portion of the depositor accounts that are serviced by Higher One.  The Agreement obligates Cole Taylor to transfer deposits to another institution that Higher One designates.

Having converted to a multi-bank partner strategy over a year ago, Higher One plans to move the depositor accounts held at Cole Taylor to other bank partners and will add additional bank partners as necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       _____________________________
       Mark Volchek
       Chief Executive Officer